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                                 BENTHOS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        Special Meeting of Stockholders
                          to be held on April 3, 1998

     The undersigned holder of Common Stock of BENTHOS, INC. (the "Corporation") acknowledges receipt of the Notice of Special Meeting of Stockholders dated February 27, 1998 and the accompanying Proxy Statement and hereby appoints John
L. Coughlin, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

     IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE.

     A [x] Please mark your vote as in this example.

     1.   To elect as Class II directors of the Company: Stephen D. Fantone and
          A. Theodore Mollegen, Jr.

               [ ] FOR ALL NOMINEES   [ ] WITHHOLD AUTHORITY TO
                                          VOTE FOR ALL NOMINEES

     INSTRUCTIONS: To withhold authority to vote for election of one of the two
                                                                 ---
     nominees listed above, mark FOR above and cross out the name of the person as to whom authority is withheld.

     2. To approve Arthur Andersen LLP as independent public accountants of the Company for the 1998 fiscal year.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

     3. To approve the Benthos, Inc. 1998 Non-Employee Directors' Stock Option Plan as described in the accompanying proxy statement.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

     4. To approve the amendment to the Company's articles of organization to increase the Company's authorized common stock and create a new class of preferred stock as described in the accompanying proxy statement.

               [ ] FOR   [ ] AGAINST     [ ] ABSTAIN
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     The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE LISTED NOMINEES AND FOR EACH OF THE PROPOSALS 2, 3 AND 4 IDENTIFIED ABOVE.

                                    Dated:
                                          -----------------------

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                                         IF HELD JOINTLY

                                    Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.